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                                                                     EXHIBIT 5.1









AJD/nd/319733/d.607010

9 March, 2001

Foster Wheeler Corporation
Perryville Corporate Park
Clinton, New Jersey
USA 08809-4000


Dear Sirs

FOSTER WHEELER LTD.

We have acted as special legal counsel in Bermuda to Foster Wheeler Ltd., a Bermuda company ("FW Ltd.") in connection with the Registration Statement on Form S-4 of FW Ltd. (Registration No. 333-52468), filed today with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended, (the "Registration Statement"), relating to a certain restructuring involving, among other matters, the proposed issue by FW Ltd. of its common shares, par value US$1.00 per share (the "FW Ltd. Common Shares") under an Agreement and Plan of Merger in the form attached to the Registration Statement as Annex I (the "Merger Agreement") and made among FW Ltd., Foster Wheeler Corporation, a New York corporation ("FWC") and Foster Wheeler LLC, a Delaware, U.S.A., limited liability company ("Merger Corp."). Pursuant to the Merger Agreement, Merger Corp. will be merged with and into FWC (the "Merger") and the said issue of the FW Ltd. Common Shares would be in exchange (the "Exchange") for certain issued and outstanding shares of common stock, par value US$1.00 per share, of FWC (the "FWC Shares"). The Registration Statement includes a proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") to be furnished to the stockholders of FWC in connection with seeking their approval of the Merger Agreement.


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Conyers Dill & Pearman
9 March, 2001
Page 2


For the purposes of giving this opinion, we have examined the following documents:-

(i) the Registration Statement (including the Joint Proxy Statement/Prospectus but excluding the exhibits and schedules thereto unless specifically referred to herein); and

(ii) the form of Merger Agreement (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

The documents listed in items (i) through (ii) above are herein sometimes collectively referred to as the "Documents".

We have also reviewed and have relied upon the memorandum of association and the bye-laws of FW Ltd., minutes of meetings of FW Ltd.'s board of directors (referred to herein as the "Minutes"), correspondence on behalf of FW Ltd. with the Bermuda Monetary Authority whereby the Bermuda Monetary Authority has granted certain permissions, inter alia, for the issue (and subsequent transfer) of FW Ltd. Common Shares (subject to conditions expressed in such correspondence) and such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

We have assumed:

(a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b) the capacity, power and authority of each of the parties to the Merger Agreement, other than FW Ltd., to enter into and perform its respective obligations under the Merger Agreement and that the Merger Agreement will be duly executed and delivered by each of the parties thereto;

(c) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us;

(d) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended;

(e) that, by the Merger and the Exchange pursuant to the Merger Agreement, FWC will be merged into Merger Corp. under Delaware Law (as defined below) and the laws of other jurisdictions applicable to FWC and Merger Corp.;



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Conyers Dill & Pearman
9 March, 2001
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(f)   that, by consequence of the Merger and the Exchange, FW Ltd. will receive money or money's worth at least equal to the value of the FW Ltd. Common Shares being issued and none of the FW Ltd. Common Shares will be issued for less than par value;

(g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

(h) that the Merger Agreement, being expressed to be or is otherwise, governed by the laws of the State of Delaware, United States of America ("Delaware Law") is valid, binding and enforceable under Delaware Law in accordance with its terms;

(i) that the issue and transfer of the FW Ltd. Common Shares or options or warrants for any FW Ltd. Common Shares comply at all times with the permissions already obtained from the Bermuda Monetary Authority and that the FW Ltd. Common Shares will be listed on the New York Stock Exchange, Inc.; and

(j) that the Registration Statement will be filed in compliance with section 26 of the Companies Act 1981 (Bermuda).

In rendering the opinion expressed in paragraph 1 below, we have assumed that the members of FW Ltd. will approve the Merger, the Exchange and the Merger Agreement prior to the effective time of the Merger.

The obligations of FW Ltd. under the Merger Agreement:

(1) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors;

(2) will be subject to statutory limitation of the time within which proceedings may be brought;

(3) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; and

(4) may not be given effect to by a Bermuda court, whether or not it was applying Delaware Law, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages.

"Non-assessability" is not a legal concept under Bermuda law, but when we describe the FW Ltd. Common Shares as being "non-assessable" herein we mean, subject to any contrary provision in any agreement between FW Ltd. and any one of its members holding any of the FW Ltd. Common


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Conyers Dill & Pearman
9 March, 2001
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Shares (but only with respect to such member), that no further sums are payable with respect to the holding of such FW Ltd. Common Shares and the member shall not be bound by an alteration in the Memorandum of Association or the Bye-laws of FW Ltd. after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional FW Ltd. Common Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, FW Ltd.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is not to be relied upon in respect of any matter other than the Registration Statement and the Merger Agreement.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1. Upon consummation of the transactions contemplated by the Merger Agreement and registration of the FW Ltd. Common Shares (issued in the Exchange) in FW Ltd.'s Register of Members, such FW Ltd. Common Shares will be validly issued and fully paid and non-assessable; and

2. the discussions set forth under the headings "Income Tax Considerations - Bermuda Tax Consequences" accurately reflect our opinion with respect to the matters set forth therein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings entitled "Income Tax Considerations - Bermuda Tax Consequences" and "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours faithfully,

CONYERS DILL & PEARMAN